ALLIANZ SE AFFILIATED COMPANIES

as of 12-31-2013

The numbers and indentations in the list below indicate levels of ownership. Each company is either wholly-owned or majority-owned by the company that precedes it on the list. For example, a level (2) company either wholly-owns or majority-owns all the level (3) companies listed below it. Therefore, Allianz of America, Inc. (Delaware) either wholly-owns or majority-owns Allianz Life Insurance Company of North America (Minnesota) and Fireman’s Fund Insurance Company (California), etc. The state or other sovereign power under which each company is organized is listed in parenthesis at the end of the company name.

(1)
Allianz SE
Allianz SE (Munich, Germany)
AZ – Arges Vermogensverwaltungsgesellschaft MBH (Munich, Germany)
Fusion Company (Delaware)
Allianz Europe B.V. (Netherlands)
Allianz Europe LTD. (Amsterdam, Netherlands)
A.C.I.F. Allianz Compagnia Italia Finanziamenti S.p.A. (Milan, Italy)
Allianz Holding France S.A (Paris, France)
Allianz France S.A. (Paris, France)
Allianz Global Assistance SAS (Paris, France)
AGA International SA (Paris, France)
AGA, Inc. (District of Columbia)
Travel Care, Inc. (District of Columbia)
AGA Service Company (Virginia)
Jefferson Insurance Company (New York)
Allianz Global Corporate & Specialty AB (Munich, Germany)
Allianz Risk Transfer AG (Zurich Switzerland)
Allianz Risk Transfer, Inc. (New York, NY)
Euler Hermes S.A. (Paris France)
Euler Hermes ACI Holding, Inc. (Owings Mills Maryland, United States)
Euler Hermes North America Insurance Company (Owings Mills Maryland, United States)
Euler Hermes Services North America, LLC (Owings Mills Maryland, United States)
Euler Hermes Collections North America Company (Louisville, Kentucky, United States)
Allianz Foundation of North America (California)
Allianz Finance Corporation (Delaware)
Allianz Finanzbeteiligungs GmbH
Allianz Asset Management Aktiengesellschaft
Allianz Asset Management of America Holdings Inc.

	(2)	Allianz of America, Inc (Delaware)
		(3)	Allianz Mexico, S.A. Compania De Seguros Mexico
(3)
Allianz Global Risks US Insurance Company (Illinois)
Allianz Underwriters Insurance Company (Illinois)
1739908 Ontario, Inc. (Canada)
AIM Underwriting Ltd. (Canada)
Allianz Risk Consulting, LLC (California)
Allianz Aviation Managers, LLC (New York)
AGCS Marine Insurance Company (Illinois)
Wm. H. McGee & Co. Inc. (New York)
Wm. H. McGee & Company of Puerto Rico, Inc. (Puerto Rico)
Wm. H. McGee & Company (Bermuda) LTD (Bermuda)
Allianz Global Corporate & Specialty of Bermuda Limited (Bermuda)
Wm. H. McGee & Company of Canada, Ltd. (Canada)

(3)
Allianz Life Insurance Company of North America (Minnesota)
Allianz Life Financial Services, LLC (Minnesota)
Allianz Investment Management, LLC (Minnesota)
AZL PF Investments, Inc. (Minnesota)
Dresdner Kleinwort Pfandbriefe Investments II, Incl (Delaware)
Allianz Fund Investments, Inc. (Delaware)
Allianz Life and Annuity Company (Minnesota)
Allianz Individual Insurance Group, LLC (Minnesota)
CFC Capital Partners Insurance Center, LLC (California)
Personalized Brokerage Services, LLC (Kansas)
Sunderland Insurance Services, Inc. (North Dakota-40%)
Roster Financial, LLC (New Jersey)
The Annuity Store Fin. & Ins. Services, LLC (California)
Ann Arbor Annuity Exchange, LLC (Michigan)
Allegiance Marketing Group, LLC (Florida)
American Financial Marketing, LLC (Minnesota)
GamePlan Financial Marketing, LLC (Georgia)
Yorktown Financial Companies, Inc. Indiana)
Questar Capital Corporation (Minnesota)
Questar Asset Management Inc. (Minnesota)
Questar Agency, Inc. (Minnesota)
Allianz Life Insurance Company of New York (New York)
Allianz Life Insurance Company of Missouri (Missouri)
Allianz Annuity Company of Missouri (Missouri)

(3)
Fireman’s Fund Insurance Company (California)
Fireman’s Fund Foundation
Fireman’s Fund Indemnity Corporation (New Jersey)
American Automobile Insurance Company (Missouri)
Fireman’s Fund Insurance Company of Hawaii, Inc. (Hawaii)
Associated Indemnity Corporation (California)
San Francisco Reinsurance Company (California)
Chicago Insurance Company (Illinois)
Par Holdings LTD (Bermuda 20.05%)
Fireman’s Fund Insurance Company of Ohio (Ohio)
Life Sales, LLC (California 100%)
Interstate Fire & Casualty Company (Illinois)
Fireman’s Fund Financial Services, LLC (Delaware)
National Surety Corporation (Illinois)
International Film Guarantors, LLC (California)
International Film Guarantors LTD (UK)
The American Insurance Company (Ohio)
Standard General Agency, Inc. (Texas)
Firemans Fund  County Mutual Insurance Co. (Texas)

		(3)	AZOA Services Corporation (New York)
		(3)	Allianz Capital Partners of America, Inc (Delaware) Allianz Real Estate of America LLC (Delaware) PFP Holdings, Inc. (Delaware) Allianz Investment Company, LLC (Delaware)
(3)
Allianz Asset Management of America LLC (Delaware)
Allianz Asset Management of America L.P.
Oppenheimer Group, Inc
Allianz Global Investors U.S. Holdings LLC
RCM Capital Managemnt LLC
Caywood Scholl Capital Managment LLC
Allianz Global Investors U.S. LLC
Allianz Global Investors Capital Limited
NFJ Investment Group LLC
Allianz Global Investors Fund Managment LLC
Allianz Global Investors Distributors LLC
Pacific Investment Management Company LLC
PIMCO Global Holdings LLC
PIMCO Global Advisors LLC
PGA Global Services LLC
PIMCO Global Advisors (Resources) Limited
PIMCO Australia Pty Limited
PIMCO Asia Pte Ltd
PIMCO Europe Ltd – Munich Branch – Italy Branch
PIMCO Asia Limited
PIMCO Switzerland LLC
PIMCO Japan Ltd
PIMCO Global Advisors (Irelend) Limited
PIMCO Canada Corp.
PIMCO Latin America Administradora de Carteirsas Ltda.
StocksPLUS Management Inc.
PIMCO Investments LLC
PIMCO Luxembourg IV S.A.